Exhibit 23.2
Consent of Independent Registered Public Accounting Firm (Predecessor Auditor)

Teleflex 401(k) Savings Plan
Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127103, 333-101005, 033-53385) of Teleflex Incorporated of our report dated June 26, 2023 (June 28, 2024 as to the effects of the restatement discussed in Note A), relating to the financial statements and supplemental schedule of Teleflex 401(k) Savings Plan which appear in this annual report on Form 11-K for the year ended December 31, 2023.

/s/ Maillie, LLP
Limerick, Pennsylvania
June 28, 2024